PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

        Filed by the Registrant /x/

        Filed by the party other than the Registrant/ /

        Check the appropriate box: / /



          / / Preliminary Proxy Statement                / / Confidential, for
                                                           use of the Commission
                                                           Only (as Permitted
                                                           by Rule 14a-6(e)(2)

         /x/   Definitive Proxy Statement
        / /   Definitive Additional Materials
       / /   Soliciting Material Pursuant to Rule 14a-11(c)  Rule 14-a12


                        CONSOLIDATED-TOMOKA LAND CO.

                (Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

/ /   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction  applies.
      (2)   Aggregate number of securities to which transactions applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                               CONSOLIDATED-TOMOKA LAND CO.

        PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                                     APRIL 25, 2001

        The undersigned hereby appoints William H. McMunn and Patricia Lagoni, each or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent, and to vote, as designated below, all the shares of common stock of Consolidated-Tomoka Land Co. held of record by the undersigned on March 1, 2001, at the annual meeting of shareholders to be held April 25, 2001, or any adjournment or postponement thereof.

                         PROPOSAL NO. 1:   Election of three Class I Directors
                                           for three-year terms ending 2004.

   [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for (except as marked to the contrary below) all nominees listed below

   To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

        Class I.  John C. Adams, Jr., Bob D. Allen, and David D. Peterson

     PROPOSAL NO. 2: Approval of proposed Consolidated-Tomoka Land Co.
                     2001 Stock Option Plan for employees.

                     [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   CONSOLIDATED-TOMOKA LAND CO.
   PROXY

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each proposal.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
   If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

   Dated____________________________________________

   Signature________________________________________

   Signature________________________________________
   (if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

<APPENDIX)>
                          CONSOLIDATED-TOMOKA LAND CO.
                             Post Office Box 10809
                       Daytona Beach, Florida 32120-0809

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 2001

   To the Shareholders:

   The annual meeting of shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), will be held at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, on Wednesday,
   April 25, 2001, at ten o'clock in the morning for the following purposes:

        1. To elect three directors to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2004, or until their successors are elected and qualified.

        2. To consider and act upon a proposal to adopt the Consolidated-Tomoka Land Co. 2001 Stock Option Plan for employees.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on March 1, 2001, are entitled to notice of, and to participate in and vote at the meeting.

   A complete list of shareholders as of the record date will be available for shareholders' inspection at the Corporate Offices at 149 South Ridgewood Avenue, Daytona Beach, Florida, for at least ten days prior to the meeting.

                                       By Order of the Board of Directors

                                       Patricia Lagoni
                                       Secretary

   Daytona Beach, Florida
   March 15, 2001

   All shareholders are requested to date and sign the enclosed proxy and return it promptly in the accompanying envelope. This proxy is revocable by you at any time before it is exercised by notifying the corporate secretary of the Company in writing or by submitting a properly executed, later-dated proxy. Signing a proxy will not affect your right either to attend the meeting and vote your shares in person or to give a later proxy.

   A COPY OF THE COMPANY'S MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO THE COMPANY'S SECRETARY, P. O. BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

                              CONSOLIDATED-TOMOKA LAND CO.
                                    PROXY STATEMENT
                                     INTRODUCTION

        This proxy statement and the enclosed form of proxy are being sent to the shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), on or about March 15, 2001, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Wednesday, April 25, 2001 (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying notice of annual meeting. Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by sending written notice to the secretary of the Company, by submitting a properly executed, later-dated proxy, or by attending the annual meeting and electing to vote in person.

        The cost of preparing, assembling, and mailing material in connection with this solicitation will be borne by the Company.

        At the close of business on March 1, 2001, there were 5,565,784 shares of common stock, $1 par value, of the Company outstanding. Each holder of common stock of record on that date is entitled to one vote for each share held by such shareholder on every matter submitted to the meeting. The Company's Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

        See "Interests in Stock" below for information as to the beneficial ownership of common stock of the Company as of December 31, 2000 by each director of the Company and by all directors and executive officers as a group.

        Proposal 1: ELECTION OF DIRECTORS

        The Company's Articles of Incorporation divide the
   Board of Directors into three classes, as nearly equal as possible. At the 2001 annual meeting of shareholders, three Class I directors are to be elected, each to hold office until the annual meeting of shareholders to be held in 2004, or until their successors are elected and qualified.

        The Company has no nominating committee other than the Board of Directors for the selection of candidates to serve as directors.
   It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors, of the persons named below who have been designated by the Board of Directors as nominees for Class I unless authority to do so is withheld.

        All nominees for election as directors are now directors, each having been elected by the shareholders at the April 1998 annual meeting. Each nominee has indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

        Jack H. Chambers retired from the Board of Directors on January 24, 2001. William J. Voges was appointed by the Board of Directors to fill this unexpired term in Class III.

         The election of Messrs. Adams, Allen and Peterson will require the affirmative vote of the holders of a plurality of the shares present or represented at the meeting. The Board of Directors of the Company recommends a vote "for" the election of Messrs. Adams, Allen and Peterson as directors in Class I. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

         Additional information concerning the nominees and the directors appears below.

   Name,
   Age at January 31, 2001,                            Class and     Other
   and Principal Occupation               Director     Expiration    Business
   January 1, 1996                        Since        Of Term       Affiliations
   John C. Adams, Jr.-age 64(1)(2)        1977          I              None
    Executive vice president of                                        2001
    Brown and Brown, Inc. (an
    insurance agency) since January
    1999; Chairman of the board of
    Hilb, Rogal and Hamilton
    Company of Daytona Beach, Inc.
    (an insurance agency) to
    December 1998; and executive vice
    president operations from
    January 1994 to December 1998.
    Executive vice president of
    Hilb, Rogal and Hamilton
    Company, Richmond, Virginia,
    from 1993 to December 1998

   Bob D. Allen-age 66(1)                  1990           I             Director,
    Chairman of the board since April 1998                2001          First Union-
    and chief executive officer of the                                  Florida
    Company since March 1990; president
    from March 1990 to January 2000

   William O. E. Henry-age 73(3)           1977           III           None
    Practicing attorney and                               2003
    partner in law firm of
    Holland & Knight LLP

   Robert F. Lloyd-age 65(2)               1991           II            None
    Chairman of the board and                             2002
    chief executive officer of
    Lloyd Buick-Cadillac Inc.

   Name,
   Age at January 31, 2001,                           Class and      Other
   and Principal Occupation              Director     Expiration     Business
   since January 1, 1996                 Since        Of Term        Affiliations

   William H. McMunn-age 54              1999             II           None
    President and chief operating                         2002
    officer of the Company since
    January 2000; president, Indigo
    Development Inc., a subsidiary of
    the Company, since December 1990

   David D. Peterson-age 69(1)(2)        1984             I            None
    Chairman of the executive                             2001
    committee of the Company;
    retired president and chief
    executive officer of Baker,
    Fentress & Company (a publicly
    owned, closed-end investment
    company) since June 1996

   H. Jay Skelton-age 63(3)              2000             III          None
    President and chief executive                         2003
    officer of DDI, Inc. (a diversified
    family holding company)

   Bruce W. Teeters-age 55               1990             II           None
    Senior vice president-                                2002
    finance and treasurer
    of the Company

   William J. Voges-age 46(3)            2001             III          None
    President, chief executive officer                    2003
    since 1997, and general counsel;
    executive vice president from 1990
    to 1997 of the Root Organization (a
    private investment company with
    diversified holdings)

   (1) Member of the Executive Committee of the Company, which had no meetings in 2000. The Executive Committee has the authority during intervals between meetings of the Board of Directors to exercise power on matters designated by the Board.
   (2) Member of the Compensation and Stock Option Committee, which had one meeting in 2000.
   (3) Member of the Audit Committee, which had one meeting in 2000. The Committee meets with representatives of the Company's independent public accountants to determine the scope of each audit and review the results. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. All members of the Audit Committee are "independent" (as defined in Section 121(A) of the American Stock Exchange Listing Standards).

        During 2000, the Board of Directors held one regular and three special meetings. Each outside director received a fee of $1,000 for each board meeting he attended in 2000. Each outside director received, in addition to meeting fees, an annual retainer of $15,000, payable quarterly. Mr. Peterson received, as Chairman of the Executive Committee, an additional annual fee of $9,000, payable quarterly. Members of the Executive, Audit, and Compensation and Stock Option Committees also received $1,000 for each meeting of those Committees attended in 2000.

        Effective January 1, 2001, meeting fees for all outside directors were increased to $1,500 per meeting, fees for the Chairman of the Compensation and Stock Option Committee and Audit Committee were increased to $2,000 per meeting and an Audit Committee fee of $500 was established for each quarterly review of the Company's audited financial statements by a member of the Audit Committee.

        All members of the Board attended at least 75% of the meetings of the and all committees on which they served.

                                 INTERESTS IN STOCK

        The following table contains information at December 31, 2000 on the number of shares of common stock of the Company of which each director and each officer named in the Summary Compensation Table set forth elsewhere in this Proxy Statement had outright ownership, or, alone or with others, any power to vote or dispose of the shares, or to direct the voting or disposition of the shares by others, and the percentage of the aggregate of such shares to all of the outstanding shares of the Company. The table also sets forth information with respect to all persons known by the Company to own beneficially more than 5% of the Company's common stock as of December 31, 2000:

                                  Power Over Voting
                                   and Disposition               Aggregate
   Name                           Sole        Shared        Shares       Percent
   --------------------------     -------     ------        -------      -------
   Shufro, Rose & Co., LLC(1)     448,180         --        448,180      8.0%
    745 Fifth Avenue
    New York, NY 10151-2600
   Henri L. Wedell, et al (2)     316,100     39,100        355,200      6.3%
    125 Norwal
    Memphis, TN 38117
   John C. Adams, Jr.              11,600 (3)    800         12,400 (3)  0.2%
   Bob D. Allen                   154,181 (4)     --        154,181 (4)  2.7%
   William O. E. Henry                500         --            500       --
   Robert F. Lloyd                    500         --            500       --
   William H. McMunn               57,231 (4)     --         57,231 (4)  1.0%
   David D. Peterson                4,887         --          4,887       --
   H. Jay Skelton                      --      1,000          1,000       --
   Bruce W. Teeters                48,059 (4)     57         48,116 (4)  0.9%
   William J. Voges                   219         --            219       --
   Directors and Executive Officers
    as a group (9 persons)        277,177 (4)  1,857        279,034 (4)  5.0%

   (1) Registered Broker/Dealer and Investment Advisors with offices at the above address. Information derived from Schedule 13G, dated February 15, 2000, filed with the Securities and Exchange
       Commission.

   (2) Private investor. Information derived from Schedule 13D, dated September 5, 2000, filed with the Securities and Exchange
       Commission.

   (3) Does not include 4,400 shares held in trust for his wife who has sole voting and disposition power over these shares.

   (4) Includes the following shares subject to options that are currently exercisable or exercisable within 60 days of March 1, 2001: Bob D. Allen, 80,000 shares; William H. McMunn, 40,000; Bruce W. Teeters, 40,000 shares; and executive officers as a group, 160,000 shares.

                             CERTAIN TRANSACTIONS

         Mr. William J. Voges, a Director of the Company, is an officer and director of Root Real Estate Corp., the managing general partner of Root Riverfront Partners, LP, Ltd. ("Root Riverfront Partners"), as well as a trustee of the limited partners holding a majority interest in Root Riverfront Partners. Root Riverfront Partners is the mortgagor of a mortgage held by Indigo Development Inc., a subsidiary of the Company, relating to the Indigo Professional Centre located in Daytona Beach, Florida. The underlying note was originated on December 31, 1996, in the principal amount of $1,220,000 and bearing interest at 8.5% per annum. As of December 2000, the note was current and the remaining principal balance was $1,055,719. The maturity date is December 31, 2001.

         William O. E. Henry, a Director of the Company, is a partner in the law firm of Holland & Knight LLP, which served as counsel to the Company during the fiscal year ended December 31, 2000.

                             EXECUTIVE COMPENSATION

         The sections which follow provide extensive information pertaining to the compensation of the executive officers of the Company. This information is introduced in the Compensation Committee Report on Executive Compensation set forth below which describes the policies and components of the Company's Compensation Program.

        To provide a context for considering the detailed compensation data, as well as the policies of the Compensation Committee, there is set forth immediately below information as to the cumulative shareholder return on the Company's Common Stock.
   The graph compares the yearly percentage change in this return with that of the American Stock Exchange Composite Index and the Real Estate Industry Index.

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG CONSOLIDATED-TOMOKA LAND CO., AMERICAN STOCK EXCHANGE INDEX, AND REAL ESTATE INDUSTRY INDEX

                                 At December 31,
                  ---------------------------------------------------
                    1995     1996     1997     1998     1999     2000
                  ------   ------   ------   ------   ------   ------
   AMEX          $100.00  $105.52  $126.97  $125.25  $156.15  $154.23
   CTO           $100.00  $101.66  $114.20  $ 92.65  $ 85.61  $ 81.06
   INDUSTRY      $100.00  $116.28  $160.23  $117.93  $115.35  $ 90.74


                  COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

        The Compensation and Stock Option Committee of the Board of Directors consists solely of independent, outside directors and met once during 2000. The Committee reviews and approves salary adjustments for officers and key personnel with salaries in excess of $50,000, administers the Company's Stock Option Plan, and makes recommendations to the Board with respect to the Company's Compensation Program for the executive officers named in the following Summary Compensation Table. The three individuals named in the Summary Compensation Table are the only persons earning more than $100,000 in annual compensation who fall within the Securities and Exchange Commission definition of executive officers.

       The annual compensation program includes base pay plus an incentive program to reward key management employees who are in a position to make substantial contributions to the success or the growth of the Company and its subsidiaries. The Company seeks to provide through this program compensation opportunities that are competitive and directly related to Company performance. All participants in the incentive plan were approved by the Compensation Committee. There were ten participants in the plan during 2000.

        The executive officers are evaluated on performance, corporate and individual, based on a management-by-objectives system.
   Corporate performance is based on the Company's growth in earnings per share and progress on projects and activities which will have a major effect on future earnings. Individual performance includes implementation of goals and objectives, strategic planning, civic involvement, and public affairs.
   Base pay is designed to provide competitive rewards for the normal duties associated with the individual's job description.
   The incentive pay component is designed to stimulate actions that contribute to improved operating and financial results.
   The incentive awards are based on the achievement of predetermined corporate and individual performance goals.

        The Summary Compensation Table shows the incentive awards (Bonus in the Table) to the named executive officers for the past three years. For 2000, the goals for all executive officers included an overall operating and financial performance target measured by net income plus additional quantitative indicators. In addition to the 2000 quantified objectives, the Committee evaluated performance against predetermined qualitative objectives in determining the amount of incentive awards.

        The Summary Compensation Table shows the Options/SAR
   (Stock Appreciation Right) Grants to the named executive officers for the past three years. The exercise price of the options granted was equal to the market value of the underlying common stock on the date of the grant. Therefore, the value of these grants to the officers is dependent solely upon the future growth in share value of the Company's Common Stock. The stock appreciation right entitles the optionee to receive a supplemental payment which at the election of the Committee may be paid in whole or in part in cash or in shares of common stock equal to all or a portion of the spread between the exercise price and the fair market value of the underlying shares at the time of exercise.

        The Company's CEO, Mr. Allen, received a 4% increase in base pay determined by salary surveys which indicated such an increase was appropriate to maintain a competitive salary structure.
   Mr. Allen received a bonus of $118,000 for 2000, based upon the favorable operating results of the Company.

        The Committee believes that the components of salary, Stock Options/SARs,and incentive awards are fair, competitive, and in the best interest of the Company. Specific salary and incentives are disclosed in the Summary Compensation Table and the Options/SAR Grants in Last Fiscal Year Table.

   By the Compensation Committee:  John C. Adams, Jr., Chairman and
                                   Robert F. Lloyd

                                   SUMMARY COMPENSATION TABLE(a)


                                                                          LONG TERM
                                                                         COMPENSATION
                                                                         AWARDS SECURITIES
Name and Principal         FISCAL                        OTHER ANNUAL      UNDERLYING
Position(b)                YEAR(a) SALARY     BONUS      COMPENSATION(B)  OPTIONS/SARS

Bob D. Allen               2000   $299,904  $118,000        $  6,301           -0-
Chairman of the Board and  1999    288,372    90,000         134,609           -0-
Chief Executive Officer    1998    277,280       -0-           5,254        20,000

William H. McMunn          2000   $200,004  $ 70,000        $  5,110           -0-
President and              1999    160,248    50,000           5,199           -0-
Chief Operating Officer    1998    154,092       -0-           4,955         8,000

Bruce W. Teeters           2000   $187,872   $40,000        $  3,371           -0-
Senior Vice President-     1999    180,648    25,000           3,244           -0-    Finance
& Treasurer                1998    173,700       -0-           3,269         8,000

   (a) 12/31 Fiscal Year
   (b) Other compensation includes personal use of company automobile, premium for term life insurance exceeding $50,000, and 1999 exercises of Stock Options and Stock Appreciation
   Rights.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

        The Company did not grant any stock options or SARs to any of the named executive officers during the year ended December 31, 2000.

              AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2000
                     AND FISCAL YEAR END OPTION VALUES

                          The following table provides information related to options exercised by the named executive officers during the fiscal year ended December 31, 2000 and the number of options at fiscal year end which are currently exercisable.

                                           NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                  SHARES                  UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                ACQUIRED ON    VALUE         OPTIONS AT FY-END           AT FY-END($)(1)
NAME             EXERCISE(#)  REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
Bob D. Allen,
Chairman of the Board
and Chief Executive
Officer                --        --          80,000         --          $0            $0
William H. McMunn,
President and Chief
Operating Officer      --        --          40,000         --           0             0
Bruce W. Teeters,
Sr. Vice President -
Finance and Treasurer  --        --          40,000         --           0             0

   (1) The values of unexercised in-the-Money Options represents the aggregate amount of the excess of $11.875, the closing sales price for a share of common stock on December 29, 2000, over the relevant exercise prices of all "in-the-money" options held on such date. No participant in the plan holds any stock options at a price less than the closing sales price.

   DEFERRED COMPENSATION PLANS

        Under the Company's Unfunded Deferred Compensation Plan, effective July 1,1981, fees earned by directors for service on the Board and its committees may be deferred until the director attains seventy years of age or ceases to be a member of the Board, whichever occurs first. Under a similar plan effective October 25,1982, officers and key employees of the Company may elect to defer all or a portion of their earnings until such time as the participant ceases to be an officer or key employee. All sums credited to a participating director, officer, or employee under either of these plans may be distributed in a lump sum or in installments over not more than ten calendar years following the end of the deferral period. The participant will be entitled to elect the size of the installments and the period over which they will be distributed. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments. Compensation deferred pursuant to these plans during 2000 by officers named in the compensation table above is included in the table.

   PENSION PLAN

        The amount of the Company's contributions or accrual on behalf of any particular participant in the pension plan cannot readily be determined. The following table shows the estimated annual benefit payable under the pension plan (utilizing present levels of Social Security benefits) upon retirement to persons in a range-of-salary and years-of-service classification:

                                    PENSION PLAN TABLE
              Final
             Average                         Years of Service
            Earnings as          10           20          30           35
            of 1/1/00          NRA 65       NRA 65       NRA 65       NRA 65
                $                $            $           $              $
             50,000            6,894        13,788       20,682       24,129
             75,000           11,394        22,788       34,182       39,879
            100,000           15,894        31,788       47,682       55,629
            125,000           20,394        40,788       61,182       71,379
            150,000           24,894        49,788       74,682       87,129
            160,000           26,694        53,388       80,082       93,429
  170,000 & Greater           28,494        56,988       85,482       99,729

   NRA = normal retirement age
   Calendar year of 65th birthday = 2000
   2000 Social Security covered compensation level is $35,100
   Pension Benefit is Subject to IRC Section 415 Benefit Limitation of
   $135,000.
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
   Pensionable Earnings are Subject to IRC Section 401(a)17 Salary Limitation of $170,000.

        As of December 31, 2000, the executive officers named in the compensation able are expected to be credited with years of service under the amended plan as follows: Mr. Allen, 10 years, Mr. McMunn, 10 years, and Teeters, 21 years.

        PROPOSAL 2: APPROVAL OF THE CONSOLIDATED-TOMOKA LAND CO.
                    2001 STOCK OPTION PLAN

        In January 2001, the Company's Board of Directors adopted the Consolidated-Tomoka Land Co. 2001 Stock Option Plan (the "Plan"), subject to shareholder approval, pursuant to which 500,000 shares of the Company's common stock may be issued. At the annual meeting of shareholders, a proposal to approve the Plan will be submitted for shareholder approval. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required for approval of the Plan. The Board of Directors recommends a vote in favor of the Plan. Unless a contrary specification is indicated, the enclosed proxy will be voted in favor of such approval.

   Purpose of the Plan

        The purpose of the Plan is to further the interests of the Company, its subsidiaries and its shareholders by providing incentives to key employees who contribute materially to the success and profitability of the Company. The Plan will assist the Company and its subsidiaries in attracting and retaining key persons and enhancing their personal interests in the Company's continued success and progress by enabling them to acquire a proprietary interest in the Company.

        The following is a general summary of the principal provisions of the Plan. Any shareholder who wishes to review the full text of the Plan may obtain a copy by writing to the Secretary of the Company, P.O. Box 10809, Daytona Beach, Florida 32120-0809.

   Description of the Plan

        The Plan provides for administration by a committee of three or more directors chosen by the Board of Directors (the "Committee"), who are (i) not employees of the Company, (ii) non-employee directors as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934, and (iii) "outside directors" as defined in Treasury Regulations, S1.162-27. Subject to the provisions of the Plan, the Committee has exclusive power to select participants, to establish the terms of the options granted, to interpret the Plan and to prescribe rules, regulations, and forms relating to the Plan's administration. The Board of Directors has full authority to amend or terminate the Plan at any time without shareholder approval (except in the case of amendments for which shareholder approval is required as a condition for certain favorable treatment under federal income tax or securities laws), provided that no amendment may alter the terms or provisions of an option or stock appreciation right ("SAR") issued prior to such amendment, without the optionee's or holder's consent.

        All hourly and salaried employees of the Company or subsidiaries, as designated by the Committee in its sole discretion, are eligible to participate in the Plan. As of January 31, 2001, approximately seventeen employees are eligible to participate in the Plan.

        The Plan provides for the grant of (a) incentive stock options which satisfy the requirements of Code S422 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) nonqualified stock options which are not entitled to favorable tax treatment under Code S422. No optionee may receive incentive stock options which vest for the first time in any one calendar year for shares of common stock having a total market value of more than $100,000 on the date of grant (subject to certain carry-over provisions). In connection with the grant of nonqualified options, the Committee also may provide for the grant of a SAR for each share covered by the option. The SAR will entitle the optionee to receive a supplemental payment which at the election of the Committee may be paid in whole or in part in cash or in shares of common stock equal to a portion of the spread between the exercise price and fair market value of the underlying share at the time of exercise.

        The exercise price of shares subject to incentive stock options must at least be equal to the fair market value of such shares on the date the option is granted, except that incentive stock options granted to an individual owning more than 10% of the combined voting power of all classes of stock of either the Company or any parent or subsidiary must have an exercise price equal to at least 110% of fair market value. The exercise price of shares subject to nonqualified stock options will be at the discretion of the Committee, provided that it will be at least 50% of the fair market value of the shares on the date the option is granted.

        Options will expire on the day prior to the tenth anniversary of the date of the grant or such earlier time as the Committee may establish and set forth in the stock option agreement between the Company and the optionee. Unless otherwise provided by the Committee, options will be exercisable, subject to compliance with securities laws, as to no more than one-fifth of the total number of shares covered by the option during each twelve-month period commencing twelve months from the date of grant. Incentive stock options granted to any individuals owning more than 10% of the combined voting power of all classes of stock of either the Company or any parent or subsidiary will be exercisable only during the five-year period immediately following the date of grant.

        The Plan requires that incentive stock options be exercised in full or expire due to the lapse of time before any portion of a later-granted incentive stock option may be exercised. Incentive stock options will be exercisable only by the optionee during the optionee's lifetime, but if an optionee becomes incompetent, his incentive stock options may be exercised on his behalf by his legal guardian or the holder of a durable family power of attorney executed by the optionee. Neither incentive stock options nor nonqualified options may be transferred except by will or the laws of descent and distribution. Options will expire immediately upon termination of employment for reasons other than death, disability, or retirement, unless on the date of grant the Committee extends the exercisability period to no more than ninety days after the date of termination. Options will be exercisable for a period of one year from the date of the participant's death or total and permanent disability, and for a period of ninety days after retirement to the extent that the options could have been exercised but for such death, disability, or retirement.

        Payment for shares upon exercise of an option may be in cash, check, or, with the consent of the Committee, in the form of common stock of the Company having a fair market value equal to the exercise price.

        If options expire or lapse without having been exercised in full, the underlying shares will be available for the grant of additional options unless the Plan has been terminated. The Plan provides for equitable adjustment of shares authorized under the Plan in the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination, or exchange of shares, stock split, stock dividend or rights offering.

   Federal Income Tax Consequences

        An optionee generally will recognize no income for federal income tax purposes at the time of the grant or exercise of an incentive stock option. However, the "Spread" between the option exercise price and the fair market value of the underlying shares on the date the option is exercised (the "Spread") generally will constitute a tax preference item for purposes of the alternative minimum tax.

        An optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after the exercise of the option. If a disposition of the incentive stock option shares is made prior to the end of those time periods, the Spread (or amount of the realized gain, if less) will be taxable as ordinary income. The Company will not be entitled to an income tax deduction in connection with the grant or exercise of an incentive stock option but will be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

        An optionee will not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but will recognize ordinary income upon exercise, to the extent of the Spread. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, and such ordinary income will be subject to withholding of federal income and payroll taxes by the Company. Upon the sale of shares acquired pursuant to the exercise of a nonqualified stock option, the optionee will recognize capital gain or loss to the extent of any difference between the amount realized and the fair market value of the shares on the date of exercise of the option. The capital gain or loss will be long-term if the shares are held for more than one year after the exercise of the option.

        Use of previously acquired shares to pay the exercise price of options will not cause any appreciation in the shares to be taxable except in the case of shares acquired upon exercise of incentive stock options that have not been held for the requisite holding periods discussed above.

   New Plan Benefits

        Because no grants have been made under the Plan and future grants are not currently known, the future benefits to be distributed are not determinable at this time.

   Potential Limitation on Company Deductions

        Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in a particular year.

        There are a number of exceptions to this rule, such as compensation paid under a shareholder approved "performance-based compensation" plan or option grants under a shareholder approved option plan.

        The Board of Directors believes that, at the present time, it is unlikely that eligible compensation under Code S162(m) paid to any executive officer in a taxable year will exceed $1,000,000. However, the Plan is structured to comply with Code S162(m). In addition, the Board of Directors has established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

                            AUDIT COMMITTEE REPORT

        In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2000:

        The Audit Committee reviewed and discussed the audited financial statements with management;

        The Audit Committee discussed with the independent auditors the material required to be discussed by SAS 61; and

        The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000.

        By the Audit Committee: William O. E. Henry, Chairman
                                H. Jay Skelton
                                William J. Voges

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

        The Company has selected the firm of Arthur Andersen LLP to serve as the independent auditors for the Company for the current fiscal year ending December 31, 2001. That firm served as the Company's independent auditors for its fiscal year ended December 31, 2000. It is expected that representatives of Arthur Andersen LLP will be present at the Shareholders' meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

        Audit Fees. Arthur Andersen LLP billed the Company $51,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements included in the Company's Form 10-Q's filed during the fiscal year ended December 31, 2000.

        Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP provided no professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2000.

        All Other Fees. Arthur Andersen LLP billed the Company $127,350, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2000. This amount generally included fees for tax-related services and other professional services.

           SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

        During 2000, there was no director or officer subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") i.e., with respect to filing reports of ownership and change in ownership concerning a registered class of equity securities of the Company who did not file timely reports required by Section 16(a) of the Exchange Act.

                      SHAREHOLDER PROPOSALS

        Regulations of the Securities and Exchange Commission require that proxy statements disclose the date by which shareholder proposals must be received by the corporate secretary of the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2002 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than November 15, 2001. Proposals submitted outside the provisions of Rule 14a-8 will be considered untimely if submitted after January 29, 2002. To ensure prompt receipt by the Company, proposals should be sent certified mail, return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

                               ANNUAL REPORT

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, accompanies this proxy statement. Additional copies may be obtained by writing to the Company at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

                               OTHER MATTERS
        The Board of Directors of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

   Dated:  March 15, 2001












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